Liquidity Services Announces New Credit Facility with Wells Fargo

BETHESDA, Md., February 10, 2022 -- Liquidity Services (Nasdaq: LQDT), a leading global commerce company powering the circular economy, today announced it entered into a new credit facility with Wells Fargo Bank that provides revolving loans up to a maximum aggregate principal amount of $25,000,000 with a $10,000,000 sublimit for standby letters of credit. The Credit Agreement will expire on March 31, 2024.

“The execution of our strategy has enabled Liquidity Services to grow GMV by 45% and generate $61.3 million of operating cash flow over the trailing twelve-month period ending December 31, 2021. With this momentum, we are pleased to expand our banking relationship with Wells Fargo. Our new credit facility enhances our borrowing capacity at attractive rates and offers added flexibility to execute our growth initiatives,” stated Jorge A. Celaya, EVP and Chief Financial Officer. “We thank them for their continued support and commitment to Liquidity Services and look forward to working together as we advance our mission to power the $100 Billion Circular Economy.”

The Company may borrow, prepay and reborrow principal under the Credit Agreement from time to time during its term. Advances under the Credit Agreement will bear interest on the outstanding principal amount thereof at a rate per annum equal to the Daily Simple SOFR rate in effect plus a margin ranging from 1.25% to 1.75%. The Company will pay to the Lender on a quarterly basis an unused commitment fee equal to 0.05% per annum on the daily unused amount of the line of credit under the Credit Agreement.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, changes in political, business and economic conditions; the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns resulting in a retailers sending the Company a reduced volume of returns merchandise or sending us a product mix that is lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many different geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, including its most recent acquisitions of Machinio Corp. and Bid4Assets, Inc.; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services
Liquidity Services (NASDAQ: LQDT) is the world’s largest B2B e-commerce marketplace platform for surplus assets with over $9 Billion of completed transactions, to more than 4.7 million qualified buyers and 15,000 corporate and government sellers worldwide. It supports its clients’ sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and defer products from landfills. For more information, visit LiquidityServices.com.

Contact:
Investor Relations
800-310-4604
investorrelations@liquidityservicesinc.com